                                                      Exhibit 10.3

                              ASSET PURCHASE AGREEMENT


                                    by and among


                         Integrated Physician Systems, Inc.


                                        and


                        IPS Physicians/__________________, P.C.


                                        and

                            _____________________________

                                        and

                            _____________________________

                                     May __, 1997


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                                       INDEX


1.  Purchase of Assets..........................................................

2.  Purchase Price..............................................................

3.  Representation and Warranties of Seller and Managing Physician..............

4.  Representation and Warranties of Buyer and Affiliate........................

5.  Actions of Seller Prior to Closing..........................................

6.  The Closing.................................................................

7.  Conditions to Buyer's Obligation to Close...................................

8.  Conditions to Seller's Obligation to Close..................................

9.  Conditions to Buyer's and Seller's Obligations to Close.....................

10. Brokers' Fees...............................................................

11. Patient Billing Matters; Accounts Receivable; Reconciliation................

12. Indemnification.............................................................

13. Transition..................................................................

14. No Legal or Tax Advice......................................................

15. Understanding of Nature of Securities.......................................

16. Miscellaneous...............................................................

                                      EXHIBITS

Exhibit A - Medical Equipment...................................................
Exhibit B - Furniture...........................................................
Exhibit C - Contracts...........................................................
Exhibit D - Convertible Subordinated Promissory Note............................
Exhibit E - Employment Agreement................................................
Exhibit F - Lease Agreement/Assignment of Lease.................................


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                                DISCLOSURE STATEMENT


Schedule 1(c)                               Excluded Assets
Schedule 1(d)(ii)                           Excluded Employees
Schedule 3(b)                               Conflicts
Schedule 3(d)                               Liens and Encumbrances
Schedule 3(e)                               Litigation
Schedule 3(i)                               Authorizations
Schedule 3(l)                               Nonassignable Contracts
Schedule 3(n)                               Third Party Payor Claims
Schedule 3(r)                               Employee Benefits Plans
Schedule 3(s)                               Managing Physician Employees
Schedule 3(v)                               Intellectual Property
Schedule 3(y)                               Interests in Medical Ventures


                                     SCHEDULES


Schedule I    Representations and Warranties of Seller and Managing Physician

Schedule II   Conditions to Buyer's Obligation to Close

                              ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT ("Agreement") made this ________ of May, 1997 by and among Integrated Physician Systems, Inc., a Delaware corporation (the "Buyer"); IPS Physicians/______________, P.C., a New Jersey professional corporation ("Affiliate")_________________, M.D., P.A. ("Seller") and _________________________ ,M.D., "Managing Physician").

                                      WITNESSETH:

WHEREAS, Seller and Managing Physician operate a medical practice located at _________________ (the "Office"); and

WHEREAS, the Managing Physician is the sole shareholder of Seller; and

WHEREAS, Seller owns the accounts receivable, inventory, and other assets utilized in the medical practice, and owns or leases the furniture, equipment, and real property of the Practice; and

WHEREAS, the Buyer is in the business of owning, managing, and furnishing such assets to physician through the acquisition of physician practices and the employment of such physician through its affiliated entity, Affiliate; and

WHEREAS, in furtherance of its purposes Buyer has determined it is in its best interest to acquire the medical practice, business, and assets of the Seller (the "Practice"), on the terms and conditions described herein; and

WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Seller desires to sell to Buyer the Practice; and

WHEREAS, the Managing Physician will enter into an Employment Agreement with Affiliate, pursuant to which the Managing Physician will agree to provide professional medical services in connection with the Practice.

NOW, THEREFORE, in consideration of the covenants, conditions, representations, and warranties contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Purchase of Assets

    (a) Subject to the terms and conditions hereof and on the basis of and in reliance upon the covenants, agreements, representations, and warranties set forth herein, Seller hereby agrees to sell, assign, transfer, convey, set over and deliver to Buyer, and Buyer hereby agrees to purchase and to accept, all of Seller's right, title, and interest in and to the following property and

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assets of the Practice (the "Practice Assets") except the property and assets excluded under Section 1(c) ("Excluded Assets"):

         (i) All assets related to the Practice, including, without limitation, all items of fixed and movable medical equipment owned by Seller (a list of which is set forth on Exhibit "A" attached hereto) (the "Equipment"); the medical and office supplies owned by Seller (the "Supplies"); and all items of office equipment and furniture owned by Seller (a list of which is set forth on Exhibit "B" attached hereto) (the "Furniture") (hereinafter collectively referred to as the "Equipment, Supplies, and Furniture");

         (ii) To the extent transferable under applicable law, all currently existing patient lists, patient credit information and histories, charts, files, medical records, X-rays, and other documents and records generated in connection with Seller's Practice (the "Patient Records");

         (iii) Seller's intangible property associated with the Practice, together with all of Seller's rights in and to its name and any fictitious names used in connection with the Practice, or any variations thereof, and the telephone number(s) for the Practice, to the extent assignable;

         (iv) All other personal property of Seller used in the Practice, including, without limitation, prepaid items, utility and other deposits, supplier lists, all copies of all computer programs and software or interests therein or rights thereto which are used for the purpose of supporting the Practice together with the media on which such software or programs are stored, including all documentation and information relating thereto, and, to the extent assignable, all present and future causes of action and claims, including claims under warranties relating to the Practice Assets, but excluding claims for payment for medical services rendered prior to Closing as hereinafter defined (collectively referred to as "Personal Property"); and

         (v) Seller's interest in and rights under all contracts, including, but not limited to, managed care agreements, governmental and private third party payor agreements, service contracts, utility contracts, licenses, leases, and agreements related to the operation of the Practice to which Seller or the Managing Physician are a party, a list of which is set forth on Exhibit "C" attached hereto ("Contracts"). Anything in this Agreement to the contrary notwithstanding, Seller is not obligated to sell, assign, transfer, or convey to Buyer, Seller's respective rights and obligations in any of the Contracts without first obtaining all necessary approvals, consents, or waivers. Seller shall use all reasonable efforts, and Buyer shall cooperate with Seller to obtain all approvals, consents, or waivers necessary to convey to Buyer such interest in and rights under all the Contracts as soon as practical; provided however, that neither Seller nor Buyer shall be obligated to pay any consideration therefor to any third party from whom such approval, consent, or waiver is requested.

    (b) If Seller is conveying to Buyer an interest in the Practice Assets which is other than an interest as an owner, such as a lessee, Seller shall be deemed to have transferred all of its interests in such Practice Assets to Buyer.
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

    (c) Buyer and Seller agree that Buyer is not acquiring hereunder the following Excluded Assets: Seller's accounts receivable, cash, insurance policies, investments, and rights with respect thereto; any real estate; and any of the property and assets of Seller noted on Schedule 1(c) of the Disclosure Statement.

    (d) Except as described in the following sentence, Buyer is not assuming any debts, liabilities, or obligations of Seller of any kind or nature whatsoever, whether known or unknown, accrued or existing, including but not limited to: tort claims asserted against Seller, Managing Physician, the Practice, and/or its employees; claims against Seller, the Practice, or Managing Physician for breach of contract, which are based on acts or omissions of Seller or Managing Physician prior to the Closing Date; obligations under any employment agreements or employee benefit plans, or to pay termination or severance pay; or any obligation or liability to any local, state, or federal government or agency thereof with respect to withholding, payroll, unemployment compensation, or similar taxes, contributions, or assessments relating to individuals who provided services on behalf of Seller or Managing Physician at the Practice prior to the Closing Date. Buyer shall assume only the following obligations:

         (i) Obligations of Seller or Managing Physician under Contracts that Buyer elects to assume, but only with respect to performance that becomes due after the Closing Date;

         (ii) Buyer or Affiliate agree to hire the employees of Seller on terms and conditions acceptable to Buyer, except to the extent set forth on
Schedule 1(d)(ii) of the Disclosure Statement, but shall not assume any obligation or liability of Seller, Managing Physician, or any other party with respect to such employees which arose prior to the Closing Date, whether such liability or obligation is to an individual employee or to a third party. However, the hiring of any non-physician employee shall not create any continuing obligation on behalf of the Buyer or Affiliate to retain such employee. Buyer shall give each such hired non-physician employee credit for accrued vacation and sick time and Buyer will be credited with the value of such accrued vacation and sick time in connection with the reconciliation referred to in Section 11(d).

2.  Purchase Price

    (a) The purchase price for the Practice Assets ("Purchase Price") shall be ______ Dollars ($______). Buyer shall pay the Purchase Price by delivering to Seller at Closing (i) the amount of_____________________($______) in cash or certified funds in accordance with Section 6 hereof and
(ii)________________(___) shares of Buyers Common Stock.

    (b) Buyer and Seller agree that at the Closing, they shall allocate the Purchase Price among the Equipment, Supplies, and Furniture, Patient Records, Name (if any), Contracts, and other intangible assets comprising the Practice Assets for federal and state income tax purposes, and that they each will report the transactions contemplated in this Agreement consistent with such allocation.


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3.  Representations and Warranties of Seller and Managing Physician.

    The Seller and the Managing Physician jointly and severally represent and warrant to Buyer as set forth in Schedule I, attached hereto and incorporated herein by reference, and further warrant that all such representations and warranties shall be true and correct as of the Closing Date.

4.  Representations and Warranties of Buyer and Affiliate.

    Buyer and Affiliate represent and warrant to Seller that:

    (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all necessary corporate power and authority to carry on its business as presently conducted, and, subject to approval of the transactions contemplated hereby by Buyer's appropriate governing board, has full power and authority to execute, deliver, and perform this Agreement and all other agreements pertaining to the transactions contemplated hereby in accordance with their respective terms.

    (b) Affiliate is a professional corporation duly organized, validly existing, and in good standing under the laws of the state of New Jersey and has all necessary corporate power and authority to carry on its business as presently conducted and subject to approval of the transactions contemplated hereby by appropriate governing boards, has full power and authority to execute, deliver, and perform this Agreement and all other agreements pertaining to the transactions contemplated hereby, in accordance with their respective terms.

    (c) Neither the execution nor delivery of this Agreement, or any documents to be delivered by Buyer hereunder, nor the performance thereof, will materially breach or conflict with either Buyer's or Affiliate's Articles of Incorporation or Bylaws, any state, federal, or local law, or any of the terms, conditions, or provisions of any agreement, instrument or decree to which Buyer or Affiliate is a party or by which Buyer or Affiliate is bound, or constitute a default thereunder, or result in a termination of such agreement or instrument, and the execution and delivery of this Agreement and any other documents to be delivered hereunder will not be in violation of or conflict with any of the terms of any order, judgment, or decree applicable to Buyer or Affiliate or by which Buyer or Affiliate is bound.

    (d) This Agreement has been duly authorized, executed, and delivered by Buyer and Affiliate. This Agreement is the legal, valid, and binding obligation of Buyer and Affiliate and is enforceable against the Buyer and Affiliate in accordance with its terms.

    (e) There is no action, suit, or proceeding pending or, to the best of Buyer's knowledge, threatened against the Buyer which would in any way affect the ability of Buyer to enter into this Agreement, or to complete the transaction contemplated hereby.

    (f) There is no action, suit, or proceeding pending or, to the best of Affiliate's knowledge, threatened against Affiliate which would in any way affect the ability of Affiliate to enter into this Agreement or the Employment Agreements or to complete the transaction contemplated hereby.

5.  Actions of Seller Prior to Closing

    Seller and Managing Physician each covenant and agree that pending the Closing and except as otherwise agreed to in writing by Buyer that:

    (a) The business of Seller shall be conducted solely in the ordinary course of business consistent with past practice;

    (b) Seller and Managing Physician shall continue to maintain and service the Practice Assets in the same manner as has been its consistent past practice;

    (c) Seller and Managing Physician shall use their respective best efforts to retain the services of the present employees and agents of Seller and to maintain their relationships and goodwill with the suppliers, customers, patients, and others having business relations with Seller;

    (d) Seller shall not directly or indirectly sell or encumber any or any part of the Practice Assets, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing;

    (e) Seller and Managing Physician shall give to Buyer and its counsel, accountants, or other representatives free and full access to and the right to inspect, during normal business hours, all of the Practice Assets, records, contracts, and other documents relating to the Practice and the Practice Assets (including all records of billings and collections) for the purpose of making such investigation of the business as Buyer shall desire to make, provided that such investigation shall not unreasonably interfere with Seller's business operations;

    (f) Seller shall promptly advise Buyer in writing of the threat or commencement against Seller or the Managing Physician of any dispute, claim, action, suit, proceeding, arbitration, or investigation by, against, or affecting Seller or any of its operations, assets, or prospects, or which challenges or may affect the validity of this Agreement or the ability of Seller or the Managing Physician to consummate the transactions contemplated herein;

    (g) Seller shall promptly advise Buyer in writing of any event or the existence of any fact which makes untrue, or will make untrue as of the Closing Date, any representation or warranty of Seller or Managing Physician set forth in this Agreement; and

    (h) Seller shall send, or cause to be sent, within the period of time prescribed by law, all notices and/or requests for clearance required to be sent or provided to any taxing authority of the State of New Jersey with respect to the sale of any assets hereunder.

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6.  The Closing
    (a) The Closing of the transactions hereunder ("Closing") shall take place within ten business days of the receipt by Buyer of the proceeds from the initial public offering of its securities as contemplated in Paragraph 8(e) or on such other date as the parties shall mutually agree, but in no case later than June 30, 1997 (the "Closing Date"), at the office of Buyer or at such other location as the parties mutually agree.

    (b) Seller shall deliver to Buyer at Closing the following, all of which shall be in a form satisfactory to Buyer:

         (i) A Certificate of Seller and Managing Physician dated as of the Closing Date confirming that each of the representations and warranties of Seller and Managing Physician contained herein (including but not limited to the representations and warranties set forth in Schedule I) is true and correct at and as of the Closing Date and that Seller and Managing Physician shall have complied with and performed all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         (ii) A letter from the Seller's accountant stating that all income and other tax returns required to be filed by the Seller relating to the Practice have been filed and all taxes shown thereon as due have been paid.

         (iii) Such bills of sale with covenants of warranty, assignments, endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form reasonably satisfactory to Buyer and its counsel, as shall be necessary and effective to transfer and assign to, and vest in Buyer, all of Seller's right, title, and interest in and to the Practice Assets.

         (iv) A Certificate of Good Standing as of a date within fifteen (15) days prior to the Closing Date for Seller, certified by the Secretary of State of the state of New Jersey and copies of the Resolutions of the Board of Directors and Shareholders of Seller authorizing the execution, delivery, and performance of this Agreement and other agreements and instruments referred to herein.

         (v) An Employment Agreement between Managing Physician and Affiliate substantially in the form attached hereto as Exhibit "D", which shall have been duly executed by the Managing Physician.

         (vi) Such other documents and instruments as Buyer may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

    (c) Buyer shall deliver to Seller or the appropriate individual at Closing the following, all of which shall be in a form satisfactory to Seller:

         (i) A Certificate of Buyer dated as of the Closing Date confirming that each of the representations and warranties of Buyer contained herein is true and correct at and as of the Closing Date.

         (ii) A Certificate of Affiliate dated as of the Closing Date confirming that each of the representations and warranties of Affiliate contained herein is true and correct at and as of the Closing Date.

         (iii) The payment of __________ Dollars ($______) in cash or certified funds.

         (iv) The Employment Agreement, which shall have been duly executed by Affiliate and Buyer.

         (v)  Certificates for ________ shares of Buyers Common Stock.

         (vi) Such other documents and instruments as Seller may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

    (d) Seller or Managing Physician and Buyer, or those affiliates designated by Seller and Buyer, shall execute and deliver:

         (i) An Assignment of Lease Agreement between Seller and Buyer for the lease of __________________ ("Assignment of Lease"). If required by the terms of such lease, Seller shall obtain the written consent of the landlord of the premises to such assignment prior to the Closing hereunder.

         (ii) A duly executed and fully enforceable Lease Agreement between Buyer ("Lessee") and ____________________ ("Lessor") for the premises located and known as _______________________, with terms mutually acceptable to Lessee and Lessor.

         (ii) Such other documents or instruments as Seller or Buyer shall require to effectuate the intent of this paragraph.

    (e) Following the Closing Date, at Buyer's request, Seller and Managing Physician will execute, acknowledge, and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and deliver such other documents, certifications, and further assurances as Buyer may reasonably require in order to vest in Buyer good title to the Practice Assets or to otherwise effectuate the purposes of this Agreement.

7.  Conditions to Buyer's Obligation to Close

    Buyer shall not be obligated to close hereunder or perform any other obligations under this Agreement unless:

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         a) the conditions set forth in Schedule II, attached hereto and incorporated herein by reference, have been satisfied by Seller or Managing Physician or waived by Buyer in writing; and

         b) Buyer shall have successfully completed and received the proceeds from an offering of its securities in a minimum amount of Ten Million Dollars ($10,000,000).

8.  Conditions to Seller's Obligation to Close

    Seller shall not be obligated to sell or transfer the Practice Assets or to perform any other obligations under this Agreement unless the following conditions have been satisfied by Buyer or waived by Seller in writing:

    (a) The representations and warranties of Buyer contained herein shall be accurate, true, and correct in all material respects on the Closing Date as though restated and made again on such date, and Buyer shall have performed and complied with each of its agreements and undertakings hereunder.

    (b) Affiliate shall have executed and delivered to each Managing Physician an Employment Agreement.

    (c) No action, suit, or proceeding by any governmental agency or other person shall have been instituted or threatened to restrain, prohibit, or otherwise challenge the legality of the transactions contemplated hereby.

    (d) Subject to the conditions and covenants of Section 6(d) and Schedule II hereto, Buyer shall have executed and delivered to Seller or Managing Physician the Assignment of Lease.

    (e) Buyer shall have successfully completed and received the proceeds from an offering of its securities in a minimum amount of Ten Million Dollars ($10,000,000).

9.  Conditions to Buyer's and Seller's Obligations to Close

    (a) Notwithstanding any other provision of this Agreement, if there is any Change of Law (as defined below) which results in an Adverse Consequence (as defined below) prior to Closing, the parties hereto agree to cooperate in making reasonable revisions (the "Revisions") to this Agreement, including all exhibits hereto, in order to avoid such Adverse Consequence(s). If the parties fail to agree to the Revisions after sixty (60) days following written notice by either party of the Change of Law and the Adverse Consequence(s) (the "Notice"), then either party may terminate the Agreement. In the event of a Change of Law that results in an Adverse

Consequence, the Closing Date shall be postponed, if necessary, to the first business day following such sixty (60) day period or such other date as the parties mutually agree.

    (b) As used herein, "Change of Law" shall mean: (i) any new legislation enacted by the federal or any state government; (ii) any new law, rule, regulation, guideline, or new development or interpretation passed, issued, or promulgated by any governmental agency or third party payor; or (iii) any order or decree issued by any judicial or administrative body.

    (c) As used herein, "Adverse Consequence" shall mean a Change of Law that prohibits, restricts, limits, or otherwise affects any party's rights or obligations hereunder in a material manner or otherwise makes it desirable for any party to this Agreement to restructure the relationship established hereunder because of material legal or financial consequences expected to result from such Change of Law.

10. Brokers' Fees

    In the event that any claim is asserted by any person, firm or corporation, whether broker or otherwise, claiming a commission and/or finder's fee with respect to this Agreement resulting from any alleged act, representation, or promise of the Buyer, Buyer shall indemnify and hold harmless Seller from any such promise or claim to pay such brokers commission. In the event any such claim shall be made against Buyer resulting from any alleged act, representation, or promise of Seller or Managing Physician with respect to this Agreement, Seller and Managing Physician shall jointly and severally likewise indemnify and hold harmless Buyer from any such claim to pay such brokers commission.

11. Patient Billing Matters; Accounts Receivable; Reconciliation

    (a) Commencing as of the Closing, all billing to patients or their third party payors for medical services provided in connection with the Practice shall be performed by Affiliate or its agent for its own account, and all operating expenses associated with the Practice shall be borne by Affiliate.

    (b) Buyer, Affiliate, Seller, and the Managing Physician acknowledge and agree that, commencing as of Closing, Affiliate will be entitled to accounts receivable with respect to services rendered in connection with the Practice on or subsequent to the Closing Date. Buyer, Affiliate, Seller, and the Managing Physician further acknowledge and agree that all accounts receivable with respect to services rendered by the Seller and Managing Physician prior to the Closing Date shall be the property of Seller. In connection with the accounts receivable relating to services rendered by the Seller and Managing Physician prior to the Closing Date, Buyer and Affiliate shall reasonably cooperate with Managing Physician and Seller with respect to the collection of Seller's accounts receivable provided such cooperation shall not result in any material expense to Buyer or Affiliate.

    (c) If Seller receives any payment (other than Managed Care Withhold Payments, as defined below) after the Closing Date from or on behalf of a patient who is indebted to both the

Seller and Affiliate, such payment shall be credited according to the payor's instructions. If there are no instructions from payor, then the payment shall first be applied to the Seller's accounts in respect of invoices no more than one hundred twenty (120) days outstanding, and then any remaining balance shall be promptly delivered to Affiliate.

    (d) Buyer, Affiliate, Seller, and Managing Physician acknowledge and agree that they shall use the best financial and accounting information available to reconcile (i) the prepaid expenses and accrued but unpaid expenses of Seller relating to the Practice and (ii) the value of the accrued vacation and sick time with which the Practice's employees hired by Buyer or Affiliate will be credited as of the Closing Date. Prepaid expenses subject to reconciliation shall be limited to prepaid malpractice insurance, utility deposits, and such other prepaid expenses as are agreed upon by the parties prior to Closing; accrued but unpaid expenses shall be limited to payment obligations outstanding on the Closing Date relating to goods and services consumed by Seller in the ordinary course of business prior to the Closing Date. If the reconciliation results in one party owing an amount of money to the other party, such amounts shall be paid over to such other party, in cash, within thirty (30) days after the Closing Date.

    (e) All Managed Care Withhold Payments (as defined below) shall be allocated between Seller and Buyer based on the number of days in the relevant withhold period that each of Seller and Buyer owned the Practice. The portion of Managed Care Withhold Payments allocated to Seller shall be paid to Seller by Buyer upon receipt by Buyer or Affiliate. "Managed Care Withhold Payments" shall mean any unpaid amounts from health maintenance organizations or other managed care plans, the payment of which is contingent upon the utilization or claims history of patients that are subscribers to the managed care plans during a particular withhold period.

12. Indemnification

    (a) Seller and Managing Physician, jointly and severally, shall indemnify and hold harmless Buyer, Affiliate, and their respective affiliates, officers, directors, employees, successors, and assigns from and against any and all losses, liabilities, deficiencies, penalties, interest, claims, damages, actions, suits, proceedings, settlements, judgments, losses, costs, and expenses (including reasonable attorneys' fees) arising out of, in connection with, or incident to:

         (i) Any breach by Seller or Managing Physician of any covenant, promise, agreement, representation, and/or warranty contained in this Agreement or in any Exhibit hereto;

         (ii) Any and all debts, liabilities, obligations, and duties of Seller or Managing Physician of any nature whatsoever, whether known or unknown, accrued or contingent, that are not expressly assumed by Buyer pursuant to this Agreement, (including but not limited to such unassumed debts, liabilities, obligations, and duties relating to the Practice that arose on or prior to the Closing Date) and any and all actions and conduct by or on behalf of Seller (including but not limited to such actions and conduct of the Managing Physician and employees or agents of Seller or the Practice occurring on or prior to the Closing date); and

         (iii) Any and all claims arising from the assertion by any third party that the entering into of this Agreement by Seller or Managing Physician is a breach of any other contract to which Seller or Managing Physician are a party.

    (b) Buyer and Affiliate shall indemnify and hold harmless Seller and its officers, directors, partners, employees, successors, and assigns from and against any and all losses, liabilities, deficiencies, penalties, interest, claims, damages, actions, suits, proceedings, settlements, judgments, losses, costs, and expenses (including reasonable attorneys fees) arising out of, or in connection with, or incident to:

         (i) Any breach by Buyer or Affiliate of any covenant, promise, agreement, representation and/or warranty of Buyer or Affiliate contained in this Agreement; and

         (ii) Any and all debts, liabilities, obligations, and duties of Buyer or Affiliate, except those debts, liabilities, obligations, and duties: (A) for which Seller and Managing Physician are obligated to indemnify Buyer and Affiliate under Section 12(a) and (b) for which Buyer or Affiliate is vicariously liable due to the action or conduct of Seller or Managing Physician.

         (iii) Any and all claims arising from the assertion by any third party that the entering into of this Agreement by Buyer is a breach of any other contract to which Buyer is a party.

    (c) The indemnification obligations of Seller, Managing Physician, Buyer or Affiliate contained herein, including any rights of setoff as described herein, are not intended to waive or preclude any other claims, rights, or remedies which may exist at law (whether statutory or otherwise) or in equity with respect to the matters covered by the indemnification described herein.

13. Transition

    Immediately prior to the Closing, Seller and Managing Physician shall prepare and deliver to Buyer and Affiliate a list of the names and addresses of the active and inactive patients of the Practice. Following the Closing, Seller and Managing Physician shall provide assistance to Buyer and Affiliate to assure the orderly transition of the Practice to Buyer and Affiliate.

14. No Legal or Tax Advice

    Seller and Managing Physician should consult with its respective counsel, accountant, or business adviser as to legal, tax, and related matters concerning this transaction. This transaction may involve certain material federal and state consequences.

15. Understanding of Nature of Securities

    Seller understands that:

    (a) The shares of Buyers Common Stock (collectively the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws and are being issued and sold in reliance upon certain of the exemptions contained in the Act and under applicable state securities laws.

    (b) The Securities are "restricted securities" as that term is defined in Rule 144 promulgated under this Act.

    (c) The Securities cannot be sold or transferred without registration under the Act and applicable state securities laws, or unless the Buyer receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary.

    (d) The Securities and any certificates issued in replacement therefore shall bear the following legends, in addition to any other legend required by law or otherwise.

         "The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities represented by this certificate have been taken by the registered owner for investment, and without a view to resale or distribution thereof, and may not be transferred or disposed of without an opinion of counsel satisfactory to the issuer that such transfer or disposition does not violate the Securities Act of 1933, as amended, or the rules and regulations thereunder."

    (e) Only the Buyer can register the Securities under the Act and applicable state securities laws.

16. Miscellaneous

    (a) Indulgences, Etc. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power, or privilege ("Right") under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

    (b)  Survival of Representations and Warranties.   The representations,
warranties, covenants, and agreements made herein by Seller, Managing Physician, and Buyer shall survive the Closing for a period of five (5) years, and notwithstanding any investigation conducted before or after the Closing or the decision of any party to complete the Closing, each party hereto shall be entitled to rely upon the representations and warranties of the other parties.

    (c) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the state of New Jersey, notwithstanding any conflict-of-laws doctrines to the
                                          12
contrary, and without the aid of any canon, custom, or rule of law requiring construction against the draftsman.

    (d) Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made, and received only when personally delivered or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier service, addressed as set forth below:

              If to Seller or Managing Physician:

              With a required copy to:

              [Counsel for Seller/Physicians]

              If to Buyer or Affiliate:

              Integrated Physician Systems, Inc.
              1129 Broad Street, Suite 3
              Shrewsbury, New Jersey 07702-4314

              Attention:     Dennis B. Liotta, M.D., MBA
                             Chief Operating Officer

              With a required copy to:

    Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

    (e) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by Seller without the prior written consent of Buyer. Buyer may assign this Agreement in whole or in part to any person or entity controlling, controlled by, or under common control with Buyer. This Agreement shall not be construed as giving any person, other than the parties hereto and their permitted successors, heirs, and assigns, any legal or equitable right, remedy, or claim under or in respect of this Agreement or any of the provisions herein contained, this Agreement and all provisions hereof being intended to be, and being, for the sole and exclusive benefit of such parties, and permitted successors, heirs, and assigns and for the benefit of no other person or entity.

    (f) Further Assurances. Each party hereto shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the terms and purposes of this Agreement and the other transactions contemplated herein.

    (g) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually, or taken together, shall bear the signatures of all the parties reflected herein as the signatories.

    (h) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason one or others of them may be invalid or unenforceable in whole or in part.

    (i) Entire Agreement. This Agreement, the schedules, and exhibits hereto and the documents contemplated hereby contain the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

    (j) Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

    (k) Confidentiality. The terms of this Agreement are confidential and shall not be disclosed to any individual or entity by either party hereto without the express written consent of the other party, except (i) as may be required by law, (ii) as may be required in connection with audits by third party payors, government agency investigations or proceedings, or court order,
(iii) to Seller's, Managing Physician's, Buyer's, or Affiliate's professional advisors or (iv) as may be required in conjunction with the sale of Buyers securities as contemplated in Paragraph 8(e) herein.

    (l) Public Announcements. Prior to the Closing, neither Buyer, Affiliate, Seller, nor Managing Physician shall make any public announcement or disclosure relating to the transactions contemplated herein without the prior written agreement of Seller and Buyer.

[THIS SPACE INTENTIONALLY LEFT BLANK]

    (m)  Seller's Restriction on Practice Operation.   From and after the
Closing, Seller shall not engage, directly or indirectly, in the practice of medicine or the provision of medical services.

    (n) Best Efforts. Seller, Managing Physician, Buyer, and Affiliate shall use their respective best efforts with respect to matters within their control to cause the transactions contemplated by this Agreement to be consummated.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


Attest:                           Integrated Physician Systems, Inc.

                                  By:
-------------------------            ----------------------------------
                                  Dennis B. Liotta, M.D., MBA
                                  Chief Operating Officer

Attest:                           IPS Physicians/__________, P.C.

                                  By:
-------------------------            ----------------------------------



Attest:                           By:
-------------------------            ----------------------------------


Witness:
-------------------------         --------------------------

                                   SCHEDULE I

        Representations and Warranties of Seller and Managing Physician

    Seller and Managing Physician jointly and severally represent and warrant to Buyer as follows, and all such representations and warranties shall be true and correct as of the Closing Date:

    (a) Seller is a professional corporation, duly organized, validly existing and in good standing under the laws of the state of New Jersey, and Seller has full power and authority to operate the Practice, own the Practice Assets and to execute, deliver, and perform this Agreement in accordance with its terms. Seller has taken all steps and will do all things appropriate and necessary to consummate the transactions contemplated herein. Seller does not own or lease properties or carry on any activities that require qualification to do business as a foreign corporation in any jurisdiction.

    (b) Except as set forth in Schedule 3(b) of the Disclosure Statement, the execution and delivery of this Agreement and all related documents by Seller does not, and the consummation by Seller of the transactions contemplated hereby will not: (i) conflict with any provision of the Articles of Incorporation, By-Laws, or any shareholder agreement or other corporate documents of Seller,
(ii) violate or conflict with any applicable law, or any applicable rule, judgment, order, writ, injunction or decree of any court; (iii) violate or conflict with any applicable rule or regulation of any administrative agency or other governmental authority; or (iv) result in a breach of or a default under (or with notice or lapse of time, or both, result in a breach of or constitute a default under) any agreement, lease, indenture, instrument, or contract to which Seller is now a party or by which it is bound. Such execution, delivery, and performance will not result in the creation or imposition of any liens or other encumbrances on any of the Practice Assets in favor of third parties.

    (c) Seller's execution, delivery, and performance of its obligations under this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by Seller's Board of Directors and shareholders and no other action or authorization is required by law, or otherwise. This Agreement is the legal, valid, and binding obligation of Seller and is enforceable against Seller in accordance with its terms. Managing Physician is the only shareholder of Seller and no other individual or entity has any rights with respect to the stock or ownership of Seller.

    (d) Seller has good and marketable title to the Practice Assets, free and clear of all claims, security interests, encumbrances, and liens, except as set forth on Schedule 3(d) of the Disclosure Statement. At the Closing, Seller shall convey to Buyer, and Buyer shall acquire good and marketable title to the Practice Assets, free and clear of all claims, security interests, encumbrances, and liens.

    (e) Other than malpractice claims described below and except as set forth of Schedule 3(e) of the Disclosure Statement, there are no actions, suits, legal, or administrative proceedings or governmental investigations pending or, to the best of Seller's and Physicians knowledge after the exercise of due diligence, threatened against or affecting Seller or Managing Physician, the Practice Assets, the Practice or the Office, nor are there any judgments, decrees, orders, rulings, writs, or injunctions specifically referring to Seller or Managing Physician which may adversely affect the Practice, the Office or the Practice Assets or relate in any way to the transactions contemplated by this Agreement. Seller has provided Buyer with a true, correct, and complete schedule listing all malpractice claims filed or threatened against Seller or Managing Physician within the last five years, including the names of all parties bringing the action, all named and potential defendants, a description of the claim, whether the claim is covered by insurance, the name of the insurance company, the amount of coverage, and the stage or disposition of the proceedings
(e.g., settled, adjudicated, pending).

    (f) The Practice Assets, whether owned or leased by Seller, (i) are in good operating condition and repair, subject to normal wear and maintenance,
(ii) are usable in the regular and ordinary course of business (iii) conform to all applicable laws, ordinances, codes, rules, and regulations, and (iv) are in compliance with all required consents, approvals, and authorizations ("Authorizations") relating to their use and operation, including but not limited to any environmental regulations. No person or entity other than Seller owns any of the Practice Assets. All Authorizations required for the operation of the Practice as currently conducted are in full force and effect without any default or violation thereunder by Seller or, to the knowledge of Seller, by any other party thereto and Seller has not received any notice of any claim or charge that Seller is or was in violation of or in default under any such Authorization.

    (g) Seller or Managing Physician have maintained in full force and effect all policies of insurance applicable to Seller, Managing Physician, the Office, and the Practice, including medical malpractice insurance covering all physician of Seller (including Physicians) in at least the minimum amounts required by law, casualty insurance on the premises where the Office is located, and general liability insurance. The Seller is not in default under the requirements of any such insurance policy. All medical malpractice insurance maintained by Seller and all medical malpractice insurance maintained by Managing Physician will provide coverage through the Closing on an occurrence basis or, if on a claims made basis, will provide coverage through the Closing and Seller will obtain, prior to the Closing, at its sole cost and expense, tail coverage for the period prior to the Closing.

    (h) Seller and Managing Physician have maintained the Practice and Office in compliance with all applicable federal, state, and local governmental laws, rules, and regulations, including but not limited to those relating to environmental, occupational, health, and hazardous and medical waste, those relating to the payment and withholding of taxes and those relating to third party payment programs such as Medicare, Medicaid and Blue Cross/Blue Shield as they have been in effect from time to time. Seller has used its best efforts to preserve its business and its relationship with patients, third party payors, referring physician, contractors, and others with whom Seller and Managing Physician deal. Neither Seller nor Managing Physician have received any claim or notice that the Practice is not in compliance with any of the foregoing.

    (i) Seller owns, holds, possesses or lawfully uses in the operation of the Practice all the Authorizations which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and the use of the Practice Assets (including but not limited to laboratory or radiology permits issued by governmental agencies), and Schedule 3(i) of the Disclosure Statement contains a true and complete list of all such Authorizations. Except as set forth in Schedule 3(i) of the Disclosure Statement, the Authorizations are renewable by their term or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amount other than routine filing fees. None of such Authorizations will be adversely affected by the consummation of the transactions contemplated hereby.

    (j) Seller acknowledges that there are no outstanding injunctions, fines, or judgments against Seller, any Managing Physician or the Practice which would adversely affect the Practice Assets, the Practice or the operation or maintenance of any of the foregoing.

    (k) The Seller has filed and is up to date on all federal, state, local, and foreign income and other tax returns and reports required to be filed which relate to the Practice or income derived therefrom, and Seller has paid all required taxes and assessments with respect to the Practice and the Practice Assets, and no additional taxes or assessments are due and payable. Any taxes that are due or properly shown to be due on any return or report of Seller up to the date hereof have been fully and timely paid or, in the case of taxes not yet due, fully provided for on the books of account of Seller; and there are no levies, liens, or other encumbrances relating to such taxes existing or threatened or pending with respect to any asset of the Seller.

    (l) Each of Exhibits A, B, and C contains a true and compete list of all Equipment, Furniture, and Contracts, respectively, used or useful in connection with the Practice. The Supplies include such medical and office supplies necessary for the continued operation of the Practice consistent with Seller's historical levels. All of the material contractual relationships, if any, relating to the Practice, including but not limited to the agreements with health maintenance organizations, preferred provider organizations and other similar managed care plans, are in full force and effect, and neither Seller nor Managing Physician is in violation or breach of any such contractual relationship. All of the contracts described in the preceding sentence are assignable without obtaining the consent of the other party thereto in accordance with the terms of the contracts and none of such contracts will be affected by the consummation of the transactions contemplated hereby, except as specifically described on Schedule 3(1) of the Disclosure Statement.

    (m) Neither Seller, Managing Physician, nor any professional employee of Seller are currently or ever have been under investigation for any civil or criminal offense related to the delivery of or payment for an item or service under the Medicare, Medicaid, or any other state or federally funded programs (including but not limited to a criminal offense related to neglect or abuse of patients in connection with the delivery of a health care item or service; obstructing an investigation of any crime referred to above; or unlawful manufacture, distribution, prescription, or dispensing of a controlled substance). Neither Seller, Managing Physician, nor any professional employee of Seller has ever been determined to be a Sanctioned Person. As used herein, the term "Sanctioned Person" means a person who: (a) has been convicted of any offense related to the delivery of an item or service under the Medicare or New Jersey Medical Assistance programs or any other federally or state-funded program, or any other federal or state law or regulation; (b) has been required to pay a civil monetary penalty under Section 1128A of the Social Security Act or any state Medicaid Program; or (c) has been excluded from participation in the Medicare, New Jersey Medical Assistance, or any other federally or state-funded program.

    (n) To the best of the Seller's knowledge, there are no known claims against Seller by any patient of Seller, insurer, or third party payor, with respect to overpayments made to Seller in connection with medical services rendered by Seller, other than disputes or claims that are immaterial and have arisen in the ordinary course of business, and except as described on Schedule 3(n) of the Disclosure Statement. Neither Seller nor Managing Physician are aware of any pending or threatened claims against Seller by any patient, insurer, or third party payor for overpayments in connection with the provision of medical services, other than disputes or claims that are immaterial and have arisen in the ordinary course of business, and except as described on Schedule 3(n) of the Disclosure Statement.

    (o) With respect to any existing lease agreement governing Seller's occupancy of the Office, neither Seller nor the lessor under such lease agreement is in default of any of its obligations thereunder, nor will this transaction result in a default thereunder.

    (p) Seller has provided Buyer and its designated agents and representatives with full access to all documents, books, data, financial records, and other information relating to the current and past operations of the Practice.

    (q) Seller will deliver as of the Closing Date all the Patient Records of Seller to Buyer to house or otherwise store and protect. All such Patient Records must be complete and accurate to the best of the Physicians knowledge in all material respects and have been maintained in accordance with all governmental regulations.

    (r) Except as described on Schedule 3(r) of the Disclosure Statement, Seller does not now sponsor, maintain, or support, nor in the past three years has it sponsored, maintained, or supported, or otherwise been a party to, in default under, or had any liability or accrued obligations, under any plan, program, fund, or arrangement, either qualified or non-qualified for federal income tax purposes, relating to its employees, whether for the benefit of a single individual or for more than one individual, and whether or not funded, including without limitation, any employee pension benefit plan (as defined in Section 3(1) of ERISA), or any incentive, deferred compensation or other benefit or compensation arrangement for employees, their dependents, and/or their beneficiaries. Seller has complied with all applicable federal, state, and local laws and the regulations, rulings, and pronouncements issued thereunder, relating to employee benefit plans and the employment of labor, including but not limited to the provisions thereof relative to wages, hours, collective bargaining, contributions to pension or benefit plans, and payment of Social Security taxes, and seller is not liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

    (s) The Seller acknowledges and has so informed his/her employees that all employees of Seller are employees-at-will and upon Closing of this Agreement may be terminated by Seller without penalty or liability. Except for physician listed on Schedule 3(s), the Managing Physician are the only physician employed by Seller or otherwise providing medical services on behalf of Seller at the Practice within the last twelve (12) months. Seller has no unusual or cash payment arrangements with any of Seller's employees. All employees are paid through Seller's payroll system and receive only the payments disclosed by such system.

    (t) Seller shall have sole and exclusive responsibility for any duties and obligations owed to its employees, including any and all vacation, bonuses, and other benefits which have accrued prior to the Closing Date. Neither Buyer nor Affiliate are assuming any of such obligations.

    (u) Managing Physician are qualified and licensed to engage in the practice of medicine in the manner engaged in by Managing Physician prior to Closing Date, without restriction or limitation.

    (v) Except as otherwise described on Schedule 3(v) of the Disclosure Statement, Seller is the sole owner or has the exclusive perpetual right to use without consideration, any intellectual property (including but not limited to computer software license rights), free and clear of any lien, security interest, restriction, encumbrance or other adverse claim, and the intellectual property is sufficient for the conduct of the Practice of Seller as such as been conducted during the last five years and as it is presently conducted.

    (w) No representation or warranty by Seller or Managing Physician in this Agreement nor any certificate, schedule, statement, exhibit, document, or instrument furnished or to be furnished by Buyer pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

    (x) Seller has delivered to Buyer true and complete copies of the following: (i) internally prepared books and records including bank statements,
(ii) federal income tax returns for the Seller for the years ended December 31, 1993, 1994, and 1995, and (iii) balance sheets and income statements of Seller for the years ended December 31, 1993, 1994, and 1995 and a balance sheet and income statement for the nine (9) month period ended September 30, 1996 (the "Financial Statements").

    (y) Except for the interests identified on Schedule 3(y) of the Disclosure Statement, after the date hereof, neither Seller nor Managing Physician will have any interest or investment in any partnership, joint venture, other business organization or facility which owns, operates, or has any interest in any medical practice, medical clinic, diagnostic facility or clinical laboratory or any other entity which provides health care services. After the date hereof, Managing Physician shall make no referrals to any of the partnerships, joint ventures, business organizations, or facilities identified on Schedule 3(y), and this covenant shall survive the closing of the transactions contemplated hereunder for as long as Managing Physician shall be employed by Affiliate.

                                    SCHEDULE II

                     Conditions to Buyer's Obligation to Close

Buyer shall not be obligated to close hereunder or perform any other obligations under this Agreement unless the following conditions have been satisfied by Seller and Managing Physician or waived by Buyer in writing:

    (a) The representations and warranties of Seller and Managing Physician shall be accurate, true, and correct in all material respects on the Closing Date as though restated and made again on such date and Seller shall have performed and complied with each of its agreements and undertakings hereunder.

    (b) The Practice Assets shall not have been damaged or destroyed, reasonable wear and tear excepted, regardless of whether or not the Practice Assets have been insured against such damage or destruction, and the Office shall continue to be Seller's primary locations for the treatment of patients in connection with the Practice.

    (c)  The Office shall not have been damaged or destroyed.

    (d) Each Managing Physician shall have executed and delivered to Affiliate and Buyer the Employment Agreement.

    (e) No action, suit, or proceeding by any governmental agency or other person shall have been instituted or threatened to restrain, prohibit, or otherwise challenge the legality of the transactions contemplated hereby, or which would impair the Practice in any way.

    (f) This Agreement shall have been approved by any necessary governmental authority, by the Board of Directors of Buyer and Affiliate and by the governing boards of any affiliate of the Buyer deemed reasonably necessary by counsel to Buyer.

    (g) Seller shall have delivered to Buyer, prior to Closing, all required assignments to Buyer of any of the Contracts, together with any required consents for such assignments, in such form as is reasonably acceptable to counsel for the Buyer.

    (h) Since the date of this Agreement or the date of the last Financial Statement, there has not been any material adverse change in the business, operations, properties, assets, prospects, working capital, or condition (financial or otherwise) of Seller and the Practice or any event, condition, or contingency that is likely to result in such a material adverse change.

    (i) Seller and the Managing Physician shall have prepared and delivered to the Buyer a list of names and addresses of its active and inactive patients.

    (j) Buyer's due diligence investigation and review of Seller's Practice, business, prospects, obligations, capitalization, and properties, including, but not limited to, an evaluation of the minute books, financial records, tax returns, contracts, leases, employment agreements, employee benefit plans, all other contracts material to the operation of the Seller's businesses, compliance with laws and environmental matters shall have been completed to Buyer's sole satisfaction, and Buyer shall have notified Seller no later than ten (10) days prior to the Closing Date that it does not intend to close the transactions contemplated hereby in reliance on this condition as a result of such due diligence investigation.

    (k) Seller or Managing Physician shall have delivered to Buyer a nondisturbance agreement in favor of Buyer, in form reasonably satisfactory to Buyer, from the mortgagee of the real estate in which the ______________ Office is located.

    (l) Seller or Managing Physician shall have delivered to Buyer an Assignment of Lease Agreement, in form reasonably satisfactory to Buyer, for ________, if required, shall have obtained the written consent of the landlord of the _________________ Office thereto.